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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

               Date of Report (Date of Earliest Event Reported):
                                January 3, 2001


                           MicroTouch Systems, Inc.
            (Exact Name of Registrant as Specified in its Charter)

       Massachusetts                     0-20215               04-2802971
(State or Other Jurisdiction     (Commission File Number)     (IRS Employer
    of Incorporation)                                       Identification No.)

300 Griffin Brook Park Drive, Methuen, Massachusetts              01844
(Address of Principal Executive Offices)                       (Zip Code)

              Registrant's Telephone Number, Including Area Code:
                                (978) 659-9000

                                      N/A
         (Former Name or Former Address, If Changed Since Last Report)
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ITEM 1. CHANGES IN CONTROL OF REGISTRANT

NAMES OF PERSONS WHO ACQUIRED CONTROL

     On January 4, 2001, Equinox Acquisition, Inc., a Massachusetts corporation (the "Purchaser") and a wholly owned subsidiary of Minnesota Mining and Manufacturing Company, a Delaware corporation ("3M"), and 3M announced that 3M had accepted for payment, at a price of $21.00 per share, 5,940,760 shares of the Registrant's Common Stock, $.01 par value per share (the "Common Stock"), which were validly tendered and not properly withdrawn in the initial offering period (the "Initial Offering Period") of the tender offer commenced by the Purchaser on November 17, 2000 (the "Tender Offer"). The Initial Offering Period expired at 12:00 midnight, New York City time, on Wednesday, January 3, 2001. On January 11, 2001, following the expiration of the subsequent offering period of the Tender Offer at 12:00 midnight, New York City time, on Wednesday, January 10, 2001, 3M and the Purchaser announced that 3M had accepted for payment an aggregate of 7,490,730 shares of the Registrant's Common Stock in the Tender Offer, at a price of $21.00 per share. Accordingly, 3M and the Purchaser now own approximately 97.5% of the Registrant's issued and outstanding shares of Common Stock. The Tender Offer was made pursuant to an Agreement and Plan of Merger, dated as of November 13, 2000 (the "Merger Agreement"), among 3M, the Purchaser and the Registrant.

SOURCE OF FUNDS

     The Purchaser has advised the Registrant that the total amount of funds required by the Purchaser to purchase all shares of Common Stock tendered pursuant to, and to pay all related fees and expenses in connection with, the Tender Offer, and to consummate and to pay all related fees and expenses in connection with the Merger (as defined in "Description of Transaction", below), is approximately $153 million. The Purchaser plans to obtain all funds needed for the Merger through capital contributions or intercompany advances from 3M.

BASIS OF CONTROL

     Immediately following consummation of the Tender Offer, the Purchaser exercised its right under the Merger Agreement to designate that number of directors (rounded down to the next whole number) of the Registrant's Board of Directors that would cause the percentage of the Registrant's directors designated by the Purchaser to equal the percentage of outstanding shares of Common Stock held by the Purchaser. Accordingly, effective January 4, 2001, the following individuals resigned from the Registrant's Board of Directors: D. Westervelt Davis, Frank Manning and Edward J. Stewart, III. Effective January 4, 2001, three designees of the Purchaser, Peggy Kubicz Hall, Ronald A. Weber and Andrew H. Wong (the "Purchaser Designees"), were appointed to fill the vacancies on the Board. Until the consummation of the Merger, the Registrant will have two directors, James D. Logan and Peter Brumme, who were directors of the Registrant as of the date of the Merger Agreement. As a result, the aforementioned Purchaser Designees form a majority of the Board.

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     The Purchaser also controls the Registrant as a result of its beneficial ownership of the Common Stock. In addition to the shares purchased as part of the Tender Offer, 3M may also be deemed to beneficially own 1,291,873 shares of the Common Stock underlying a stock option granted by the Registrant to 3M pursuant to a Stock Option Agreement dated as of November 13, 2000, between 3M and the Registrant (the "Stock Option Agreement").

DESCRIPTION OF TRANSACTION

     The Tender Offer was made pursuant to the Merger Agreement. The Merger Agreement provides that, following the consummation of the Tender Offer and satisfaction of the other conditions set forth in the Merger Agreement and in accordance with the relevant provisions of Massachusetts law, the Purchaser will be merged with and into the Registrant (the "Merger"), the Registrant will be the surviving corporation (the "Surviving Corporation") and the Surviving Corporation will become a wholly owned subsidiary of 3M. 3M has indicated its intent to acquire all remaining untendered shares of Common Stock in the Merger at $21.00 per share in cash. The Board of Directors has previously approved the Merger and the Merger Agreement.

     The Merger requires the approval of the stockholders of the Registrant. The Registrant will hold a special meeting of its stockholders at 10:00 a.m. local time, on Friday, February 2, 2001, at the offices of 3M, 3M Center, Building 220, St. Paul, Minnesota 55144, for the purpose of approving the Merger Agreement. As a result of the Tender Offer, the Purchaser owns sufficient shares to approve the Merger Agreement without the affirmative vote of any other stockholders of the Registrant. The second-step merger will be consummated as soon as practicable after stockholder approval.

     Under the Merger Agreement, at the effective time of the Merger, each stock option issued under the Registrant's stock option plans outstanding immediately prior to the effective time will be converted into the right to receive in cash an amount equal to the "net gain" attributable to the option. The "net gain" with respect to an option means the product of (x) the excess of the highest price per share paid in the Tender Offer ($21.00) over the exercise price per share of the option, and (y) the number of shares of Common Stock subject to the option. Immediately prior to the effective time, 3M will provide or cause to be provided to the Registrant, in a timely manner, the funds necessary to pay the aggregate amount of net gain attributable to all options that the Registrant becomes obligated to pay pursuant to these provisions of the Merger Agreement.

     Pursuant to the Merger Agreement, at the effective time of the Merger each outstanding share (other than shares held by the Registrant, 3M or the Purchaser or a subsidiary of the Registrant or 3M, and shares held by stockholders, if any, who are entitled to and who properly exercise dissenters' rights under Sections 86 through 98, inclusive, of Chapter 156B of the General Laws of Massachusetts) will be canceled and converted into the right to receive $21.00 per share in cash, without interest. After the effective time of the Merger, a letter of transmittal to be used for surrendering certificates in exchange for the cash payment will be sent to holders of record who did not tender their shares in the Tender Offer.

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PERCENTAGE OF VOTING SECURITIES BENEFICIALLY OWNED BY 3M

     As a result of the Tender Offer and the Stock Option Agreement, 3M now beneficially owns approximately 97.5% of the Registrant's issued and outstanding Common Stock.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(C)  EXHIBITS:

     1. Agreement and Plan of Merger, dated as of November 13, 2000, among 3M, the Purchaser and the Registrant (incorporated herein by reference to Exhibit (d)(1) to 3M's and the Purchaser's Schedule TO filed on November 17, 2000).

     2. Stock Option Agreement, dated as of November 13, 2000, between 3M and the Registrant (incorporated herein by reference to Exhibit (d)(3) to 3M's and the Purchaser's Schedule TO filed on November 17, 2000).

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    MICROTOUCH SYSTEMS, INC.

Date: January 11, 2001              By: /s/ Geoffrey P. Clear
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                                    Name:  Geoffrey P. Clear
                                    Title: Vice President - Finance and
                                           Administration, Chief
                                           Financial Officer and
                                           Treasurer

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